Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE FIRST QUARTER OF FISCAL 2013 AND
PROVIDES UPDATED FISCAL 2013 GUIDANCE

Melville, New York – December 6, 2012 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the first quarter ended October 31, 2012.

Net sales for the first quarter of fiscal 2013 were $91.0 million compared to $113.4 million for the first quarter of fiscal 2012. The period-over-period decrease in net sales is primarily due to lower net sales, as expected, in the Company’s mobile data communications segment.

GAAP net income was $7.4 million, or $0.36 per diluted share, for the first quarter of fiscal 2013 as compared to $12.6 million, or $0.47 per diluted share, for the first quarter of fiscal 2012.

Adjusted EBITDA was $18.5 million for the first quarter of fiscal 2013, as compared to $23.4 million for the comparative period in fiscal 2012.

The Company also provided updated fiscal 2013 guidance. Fiscal 2013 revenue is now expected to range from $350.0 million to $365.0 million and GAAP diluted earnings per share is now expected to be between $1.26 and $1.34. Adjusted EBITDA for fiscal 2013 is now expected to be in the range of $65.0 million to $68.0 million.

In commenting on the Company’s performance and business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “Despite difficult market conditions, we are pleased with our first quarter results and the strong cash flows generated from our business.”

Mr. Kornberg added, “Although our long term growth plans have not changed, we believe that the U.S. government’s failure to resolve the “fiscal cliff” has resulted in increased uncertainty throughout our customer base. As such, we have adjusted our fiscal 2013 business outlook and updated our guidance accordingly.”

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Selected Fiscal 2013 First Quarter Financial Metrics and Other Items

•	Backlog as of October 31, 2012 was $133.3 million compared to $153.9 million as of July 31, 2012.

•	Total bookings for the three months ended October 31, 2012 were $70.4 million compared to $95.4 million for the three months ended October 31, 2011.

•
The Company’s first quarter results for fiscal 2013 include a pre-tax benefit of $2.4 million related to a change in fair value of the earn-out liability associated with the Company’s acquisition of Stampede Technologies, Inc., and also include a pre-tax net charge of $0.8 million related to a restructuring plan to wind-down the microsatellite product line of the Company’s mobile data communications segment.

•
The Company’s first quarter results for fiscal 2012 included a pre-tax benefit of $5.6 million associated with the finalization of pricing and the related increased funding award for certain U.S. Army Movement Tracking System (“MTS”) and Blue Force Tracking-1 (“BFT-1”) orders and also included a pre-tax expense of $2.6 million associated with costs related to a withdrawn fiscal 2011 contested proxy solicitation.

•
Adjusted EBITDA was $18.5 million for the three months ended October 31, 2012, as compared to $23.4 million for the three months ended October 31, 2011. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company’s effective income tax rate in the first quarter of fiscal 2013 was 35.5%, and does not include any benefit associated with the federal research and experimentation credit which expired on December 31, 2011. The Company’s effective income tax rate for the twelve months ending July 31, 2013 is expected to approximate 35.5%, excluding any potential discrete tax adjustments. The increase in the Company’s estimated fiscal 2013 effective tax rate as compared to the Company’s previously expected rate of 34.5% is principally attributable to expected product and geographical mix changes in its updated fiscal 2013 business outlook.

•	At October 31, 2012, the Company had $374.5 million of cash and cash equivalents, which does not reflect a quarterly dividend payment of $4.8 million that was paid on November 20, 2012.

•
As separately announced today, the Company’s Board of Directors authorized a new $50.0 million stock repurchase program, which will be effective upon the completion of the Company’s current $250.0 million stock repurchase program, of which $11.3 million remains available for stock repurchases. Together with the new $50.0 million stock repurchase program, the Company is authorized to repurchase up to an additional $61.3 million of its common stock.

•
The Company does not normally provide quarterly guidance. However, since second quarter sales and earnings per share are expected to be significantly lower compared to the other quarters in fiscal 2013, the Company notes that (i) sales in the second quarter of fiscal 2013 are expected to be approximately 15.0% lower than first quarter sales and (ii) diluted GAAP earnings per share for the second quarter are expected to be between $0.10 and $0.12.

•
Additional information about the Company’s updated fiscal 2013 guidance is contained in the Company’s first quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, December 7, 2012. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1908 (domestic), or (785) 424-1827 (international) and using the conference I.D. of “Comtech.”  A replay of the conference call will be available for seven days by dialing (800) 374-1216 or (402) 220-0681. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; frequent new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company’s BFT-1 contracts, including its ongoing negotiations with the U.S. Army regarding pricing for the engineering services, program management and satellite network operations, and the post-award audit of its original BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October 31,
	2012	2011

Net sales	$90,953,000	113,361,000
Cost of sales	49,150,000	62,081,000
Gross profit	41,803,000	51,280,000

Expenses:
Selling, general and administrative	16,810,000	24,118,000
Research and development	10,049,000	9,684,000
Amortization of intangibles	1,582,000	1,719,000
	28,441,000	35,521,000

Operating income	13,362,000	15,759,000

Other expenses (income):
Interest expense	2,111,000	2,146,000
Interest income and other	(276,000)	(496,000)

Income before provision for income taxes	11,527,000	14,109,000
Provision for income taxes	4,092,000	1,508,000

Net income	$7,435,000	12,601,000

Net income per share:
Basic	$0.43	0.54
Diluted	$0.36	0.47

Weighted average number of common shares outstanding – basic	17,379,000	23,257,000

Weighted average number of common and common equivalent shares outstanding – diluted	23,444,000	29,147,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.275	0.275

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2012	July 31, 2012
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$374,506,000	367,894,000
Accounts receivable, net	46,927,000	56,242,000
Inventories, net	68,648,000	72,361,000
Prepaid expenses and other current assets	5,645,000	8,196,000
Deferred tax asset, net	10,269,000	12,183,000
Total current assets	505,995,000	516,876,000

Property, plant and equipment, net	21,861,000	22,832,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	37,251,000	38,833,000
Deferred tax asset, net, non-current	-	438,000
Deferred financing costs, net	2,135,000	2,487,000
Other assets, net	998,000	958,000
Total assets	$705,594,000	719,778,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,210,000	20,967,000
Accrued expenses and other current liabilities	33,088,000	40,870,000
Dividends payable	4,784,000	4,773,000
Customer advances and deposits	11,930,000	14,516,000
Interest payable	3,029,000	1,529,000
Income taxes payable	13,000	-
Total current liabilities	67,054,000	82,655,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	3,741,000	5,098,000
Income taxes payable	2,725,000	2,624,000
Deferred tax liability, net	1,598,000	-
Total liabilities	275,118,000	290,377,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 28,958,428 shares and 28,931,679 shares at October 31, 2012 and July 31, 2012, respectively	2,896,000	2,893,000
Additional paid-in capital	359,879,000	361,458,000
Retained earnings	406,878,000	404,227,000
	769,653,000	768,578,000
Less:
Treasury stock, at cost (11,564,059 shares)	(339,177,000)	(339,177,000)
Total stockholders’ equity	430,476,000	429,401,000
Total liabilities and stockholders’ equity	$705,594,000	719,778,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended October 31,
	2012	2011

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$7,435,000	12,601,000
Income taxes	4,092,000	1,508,000
Net interest expense and other	1,835,000	1,650,000
Amortization of stock-based compensation	745,000	873,000
Depreciation and other amortization	3,607,000	4,139,000
Restructuring charges related to the wind-down of microsatellite product line	822,000	-
Costs related to withdrawn fiscal 2011 contested proxy solicitation	-	2,638,000
Adjusted EBITDA	$18,536,000	23,409,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation and restructuring charges related to the wind-down of the microsatellite product line of the Company’s mobile data communications segment and costs related to a withdrawn fiscal 2011 contested proxy solicitation. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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